Exhibit 10.16

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT made as of the 26th day of June, 2001, by and between BROADWAY BUSINESS CENTER LLC, a Massachusetts limited liability company (“Landlord”) and LESLIE’S POOLMART, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a certain Lease (the “Lease”), dated as of October 31, 2000, whereby Tenant agreed to Lease dated as of November     , 2000 (as amended, the “Lease”) whereby Tenant agreed to lease certain premises consisting of approximately 37,579 rentable square feet in the building located at 40th Street and Broadway Road, Phoenix, Arizona (the “Building”), which building is located within the property known as Broadway Business Center;

WHEREAS, the address of the Building specified in the Lease has been changed and the parties desire to clarify this change in the Lease;

WHEREAS, Tenant has requested that Landlord reserve additional parking spaces for Tenant’s exclusive use; and

WHEREAS, Landlord and Tenant desire to memorialize their understanding and modify the Lease consistent therewith.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Amendment to Section 1.1. The definition of “Premises” shall be deleted in its entirety and replaced with the following:

PREMISES:	Approximately 37,579 rentable square feet on the first floor of the building commonly known as 3925 E. Broadway Road, Phoenix, Arizona (the “Building”), which Premises are shown on the plan attached to this Lease as Exhibit A, together with the right, in common with others, to use all easements, rights and privileges appurtenant to the Premises and the property known as 3945 E. Broadway Road and 3925 E. Broadway Road, Phoenix, Arizona, which is more fully described in Exhibit A-1 (the “Property”), which Property is known as Broadway Business Center

2.	Parking. The definition of “Parking Spaces” set forth in Section 1.1 of the Lease shall be deleted in its entirety and replaced with the following:

PARKING SPACES:	147 unreserved spaces in the area shown on Exhibit C as “Unreserved Parking for Building B” and 88 covered reserved spaces as shown in Exhibit C as “LP Reserved Spaces”

The following shall be added at the end of Section 10.16 of the Lease: “Tenant acknowledges that Landlord is reserving those areas shown on Exhibit C as “Future Tenant Reserved Parking” for the exclusive use of other tenants of the Property and that Tenant may not park in such areas.”

3.	No Other Amendments. In all other respects, the terms and provisions of the Lease are ratified and reaffirmed hereby, are incorporated herein by this reference and shall be binding upon the parties to this Second Amendment.

4.	Definitions. All capitalized terms used and not otherwise defined herein, shall have the meanings ascribed to them in the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Second Amendment to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the day and year first above written.

BROADWAY BUSINESS CENTER LLC

By:	MSC/Bancroft Portfolio LLC, Manager

	By:	MSC Boulder LLC, Primary Member

		By:	/s/ John H. Baxter
		Name:	John H. Baxter
		Title:	Vice President

LESLIE’S POOLMART, INC.

By:	/s/ Lawrence H. Hayward
Name:	Lawrence H. Hayward
Title:	President and Chief Executive Officer

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